AMENDMENT

     AMENDMENT dated as of the 1st day of June, 1998, by and between SEWING MACHINE EXCHANGE, INC., an Illinois corporation with offices located at 1231 Ellis Street, Bensonville, Illinois 60106 (the "Company"), and MARTIN KRASNITZ, residing at 330 West Diversy, Chicago, Illinois (the "Executive").

     WHEREAS, the Company and Executive entered into an employment agreement dated as of June 7, 1996 (the "Employment Agreement") pursuant to which, among other matters, it was agreed that the Executive would provide services to the Company on a full time basis during the first two (2) years of the Term (as defined in the Employment Agreement) and on a part time basis during the final three (3) years of the Term;

     WHEREAS, the parties have decided that it is in their best interests to extend the period during which the Executive provides full time services; and

     WHEREAS, the parties desire to amend the Employment Agreement to reflect the foregoing;

     NOW, THEREFORE, it is hereby agreed:

     1. Paragraph 3 of the Employment Agreement, as it currently exists, is hereby amended to read in its entirety as follows:

     "3. Duties and Nature of Executive's Services. Executive agrees to serve as Vice President of the Company and agrees to serve the Company and its Affiliates faithfully and to the best of his ability. During the first three (3) years of the Term, Executive shall devote his entire business time, attention, energy, skill and experience to the performance of his duties hereunder and shall not engage, directly or indirectly, in any other business, employment or occupation which is competitive with the business of the Company and its Affiliates. During the final two (2) years of the Term, Executive shall devote only so much time to the performance of his duties hereunder as he shall determine, it being intended that the time committed shall be only so much as shall allow Executive to qualify for coverage under the Company's then existing medical plan for executives of Hirsch; provided, however, that the Company or Hirsch shall not be required to prosecute any claim against its medical insurance carrier that shall disclaim liability for medical insurance coverage as a result of Executive's failure to qualify as a full time employee of the Company and Executive agrees to indemnify and hold the Company harmless from any claim by such insurance carrier that it paid claims to Executive resulting in damage to such carrier, in breach of the Company's (or Hirsch's) agreement with the carrier."

     2. Paragraph 4.1 of the Employment Agreement, as it currently exists, is hereby amended to read in its entirety as follows:

     "4.1 As full compensation for all services to be rendered by the Executive to the Company or its Affiliates under or pursuant to the terms of this Agreement, the Company shall pay to the Executive a base salary (the "Base Compensation") as follows: Two Hundred Fifty-Five Thousand ($255,000) Dollars per year during the first and second years of the Term, One Hundred Thirty
Thousand ($130,000) Dollars per year during the third year of the Term and Thirty Thousand ($30,000) Dollars per year during the fourth and fifth years of the Term. The Base Compensation shall be payable at such regular times and intervals as the Company customarily pays its employees from time to time."

     3. Paragraph 4.3 of the Employment Agreement, as it currently exists, is hereby amended to read in its entirety as follows:

     "4.3 During the first three (3) years of the Term, the Executive shall also be entitled to the full-time use of a Company automobile (same model currently being used by Executive or its equivalent). The Company shall purchase all relevant insurance for said automobile (or reimburse Executive for cost of same) and shall reimburse the Executive for all fuel and repairs to said automobile."

     4. Except as herein amended, all other terms and conditions contained in the Employment Agreement remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have set their hands and executed this Agreement as of the day and year first above written.

                                            SEWING MACHINE EXCHANGE, INC.



                                            By:/s/Kenneth Shifrin
                                               ------------------------
                                               Kenneth Shifrin, Vice President


                                               /s/Martin Krasnitz
                                               ------------------------
                                               Martin Krasnitz



THE UNDERSIGNED HEREBY GUARANTEES
PAYMENT OF THE AMOUNTS DUE TO EXECUTIVE
UNDER SECTION 4 OF THIS AGREEMENT.

HIRSCH INTERNATIONAL CORP.



By /s/Henry Arnberg
   ----------------------------
   Henry Arnberg, President